   As filed with the Securities and Exchange Commission on ________, 2000

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 ----------------------------------------------

                                 BLUE ZONE, INC.
             (Exact name of Registrant as Specified in Its Charter)

                 ----------------------------------------------

            NEVADA                                                  86-0863053
 (State or Other Jurisdiction                                    (I.R.S. Employer
of Incorporation or Organization)                               Identification No.)

   329 RAILWAY STREET, 5TH FLOOR, VANCOUVER, BRITISH COLUMBIA, CANADA V6A 1A4

                    (Address of Principal Executive Offices)

           BLUE ZONE, INC. AMENDED AND RESTATED 1999 STOCK OPTION PLAN

                            (Full Title of the Plan)

                 ----------------------------------------------

                                  BRUCE WARREN
                             CHIEF EXECUTIVE OFFICER

                                 BLUE ZONE, INC.
                          329 RAILWAY STREET, 5TH FLOOR
                           VANCOUVER, BRITISH COLUMBIA
                                 CANADA V6A 1A4
                     (Name and Address of Agent for Service)

                                 (604) 685-4310
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                             DAVID M. HENKOFF, ESQ.
                             MORRISON & FOERSTER LLP
                           1290 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10104-0050
                                 (212) 468-8000

               --------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                               Proposed               Proposed
                                  Amount                Maximum                 Maximum               Amount of
Title of Securities to be          to be             Offering Price       Aggregate Offering        Registration
        Registered              Registered             Per Share                 Price                   Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par        2,777,500                $5.00(1)              $13,887,500             $3,666.30
value per share

Common Stock, $.001 par        1,100,000(3)             $7.44(1)               $8,184,000             $2,160.58
value per share

Common Stock, $.001 par          5,000(4)              $13.44(1)                  $67,200                $17.75
value per share

Common Stock, $.001 par        2,897,500(5)             $6.13                 $17,761,675             $4,689.08
value per share

Total                            6,780,000
                                                           $                  $39,900,375            $10,533.71
==================================================================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.

(2) Represents options granted pursuant to Blue Zone, Inc.'s (the "Registrant") Amended and Restated 1999 Stock Option Plan (the "Stock Option Plan) at an exercise price of $5.00 per share.

(3) Represents options granted pursuant to the Stock Option Plan at an exercise price of $7.44 per share.

(4) Represents options granted pursuant to the Stock Option Plan at an exercise price of $13.44 per share.

(5) Represents the number of additional shares that may be issued under the Stock Option Plan.

(6) Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee using the average high and low prices of the Registrant's Common Stock (as defined herein) as reported on The Nasdaq National Market for the five day period ended on September 20, 2000.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


        The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Commission are incorporated by reference herein:

        (1) The Registrant's Registration Statement on Form 10 ("Form 10") filed with the Commission on March 9, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (2) The Registrant's Registration Statement on Form 10/A ("Form 10/A") filed with the Commission on May 1, 2000 pursuant to Section 12 of the Exchange Act, which contains, among other things, (i) a description of the Registrant's Common Stock, par value $.001 per share (the "Common Stock"), and (ii) the audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

        (3) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

        (4) The Registrant's Current Report on Form 8-K filed with the Commission on September 20, 2000.

        All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF THE SECURITIES.

                Not Applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                Certain legal matters with respect to the Common Stock will be passed on by McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                Reference is made to the Registrant's Certificate of Incorporation which contains a provision which limits the liability of the Registrant's officers and directors. Specifically, the Registrant's officers and directors will not be liable to the Registrant or its shareholders for damages for any breach of fiduciary duty, except for liability arising as a result of acts or omissions which involve intentional misconduct, fraud or a knowing violation of law. However, the Certificate of Incorporation does not eliminate or limit liability arising in connection with causes of action brought under federal securities laws and does not eliminate the duty of care.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.


                Not Applicable.


ITEM 8. EXHIBITS.

        3.1 Articles of Incorporation dated March 10, 1997 (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement filed on Form 10 (Commission File No. 000-29907)).

        3.2 Certificate of Amendment to the Registrant's Articles of Incorporation, dated July 14, 1998, providing for a 5-for-1 stock split of all of the Registrant's outstanding Common Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement filed on Form 10 (Commission File No. 000-29907)).

        3.3 Certificate of Amendment to the Registrant's Certificate of Incorporation, dated September 28, 1999, changing the name of the Registrant to "Blue Zone, Inc." and providing for a 1.125-for-1 stock of all of the Registrant's issued and outstanding Common Stock (incorporated by reference to Exhibit
                3.1 to the Registrant's Registration Statement filed on Form 10 (Commission File No. 000-29907)).

        3.4 Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement filed on Form 10 (Commission File No. 000-29907)).

        5.1 Opinion of Consent of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP.

        10.1 Amended and Restated 1999 Stock Option Plan (incorporated by reference to the Registrant's Proxy Statement dated August 30, 2000 (Commission File No. 000-29907)).

        23.1 Consent of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP (contained in Exhibit 5.1).

        23.2    Consent of KPMG LLP Independent Auditors.

        24.1    Power of Attorney (See page 7).

ITEM 9. UNDERTAKINGS.

        (a)     The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on this 20th day of September, 2000.

                                  BLUE ZONE, INC.

                                  By: /s/ Bruce Warren
                                      -----------------------------------------
                                  Bruce Warren
                                  Chief Executive Officer and Director


                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Bruce Warren and Jamie Ollivier, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities indicated on September 20, 2000.


        Signature                                                Title
        ---------                                                -----

/s/ F. Michael P. Warren                        Chairman of the Board of Directors
---------------------------------
  F. Michael P. Warren

/s/ Bruce Warren                                Chief Executive Officer and Director
---------------------------------               (Principal Executive Officer)
      Bruce Warren

/s/ Jamie Ollivier                              President and Director
---------------------------------
      Jamie Ollivier

/s/ Tryon Williams                              Director
---------------------------------
      Tryon Williams

/s/ David Thomas                                Director
---------------------------------
      David Thomas

/s/ Jay Shecter                                 Director
---------------------------------
      Jay Shecter

/s/ Rick Low                                    Controller (Principal Accounting Officer)
---------------------------------
      Rick Low

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------

   3.1 Articles of Incorporation dated March 10, 1997 (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement filed on Form 10 (Commission File No. 000-29907)).

   3.2      Certificate of Amendment to the Registrant's Articles of
            Incorporation, dated July 14, 1998, providing for a 5-for-1 stock split of all of the Registrant's outstanding Common Stock
            (incorporated by reference to Exhibit 3.1 to the Registrant's
            Registration Statement filed on Form 10 (Commission File No.
            000-29907)).

   3.3      Certificate of Amendment to the Registrant's Certificate of
            Incorporation, dated September 28, 1999, changing the name of the Registrant to "Blue Zone, Inc." and providing for a 1.125-for-1 stock of all of the Registrant's issued and outstanding Common Stock
            (incorporated by reference to Exhibit 3.1 to the Registrant's
            Registration Statement filed on Form 10 (Commission File No.
            000-29907)).

   3.4      Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant's
            Registration Statement filed on Form 10 (Commission File No.
            000-29907)).

   5.1      Opinion of Consent of McDonald Carano Wilson McCune Bergin
            Frankovich & Hicks LLP.

   10.1 Amended and Restated 1999 Stock Option Plan (incorporated by reference to the Registrant's Proxy Statement dated August 30,
            2000 (Commission File No. 000-29907)).

   23.1     Consent of Consent of McDonald Carano Wilson McCune Bergin
            Frankovich & Hicks LLP (contained in Exhibit 5.1).

   23.2     Consent of KPMG LLP Independent Auditors.

   24.1     Power of Attorney (See page 7).